Exhibit 99.1


                             JOINT FILING AGREEMENT

         We, the undersigned, agree that the attached statement on Schedule 13D relating to the ordinary shares of Scopus Video Networks Ltd. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.


                                            KOOR INDUSTRIES LTD.


                                            By:      /s/ Shlomo Heller
                                               ---------------------------------
                                                  Name:  Shlomo Heller
                                                  Title: General Counsel


                                            KOOR CORPORATE VENTURE CAPITAL


                                            By:      /s/ Ran Maidan
                                               ---------------------------------
                                                  Name:  Ran Maidan
                                                  Title: CFO


Date:  March 14, 2006